Exhibit 99.1

Vanguard Natural Resources to Acquire Oil Properties in the Permian Basin

Houston, November 30, 2009 – (Business Wire) – Vanguard Natural Resources, LLC (NYSE VNR) (“Vanguard” or “Company”) today announced it has entered into a definitive agreement to acquire producing oil and gas assets in the Permian Basin for $55 million from a private seller. The properties to be acquired have estimated total proved reserves of 3.2 million barrels of oil equivalent, of which approximately 83% are oil reserves and 65% are proved developed. Current net production attributable to the assets being acquired is approximately 780 Boe/d. At closing, Vanguard will operate the majority of the producing wells located on the  acquired properties. The effective date of the acquisition is October 1, 2009 and the Company anticipates closing this acquisition during December 2009.

Scott W. Smith, President and Chief Executive Officer, commented that “The assets being acquired in this transaction are an excellent addition to our existing Permian Basin operating platform.  As the operator of the assets, we have plans for a development drilling program over the next several years that should maintain our production rates at or above current levels for these properties. These assets are primarily oil production and with the hedges we contemplate putting in place upon closing the acquisition, this acquisition should be a major contributor to our cash flow next year and for several years thereafter”.

After closing this transaction, management intends to recommend to the Company’s Board of Directors an increase in the quarterly distribution rate for the fourth quarter 2009 distribution payable on February 14, 2010.  The Company is currently distributing $0.50 per quarter ($2.00 annualized).

The Company intends to fund this acquisition with borrowings under its existing reserve-based credit facility. Vanguard has requested that the banks perform an interim borrowing base redetermination to include the properties from this acquisition.  We anticipate an increase to the current borrowing base of $170 million to take into account the additional value of the assets being acquired.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin and South Texas. More information on the Company can be found at www.vnrllc.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to statements about the acquisition announced in this press release, the related financing plans, and statements with respect to future distributions. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. Please see "Risk Factors" in the Company's public filings.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Vanguard Natural Resources, LLC
Investor Relations
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com

SOURCE: Vanguard Natural Resources, LLC